EXHIBIT 6.4

                              EXTENSION AGREEMENT

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               ADDENDUM TO SHARE PURCHASE AGREEMENT BY AND BETWEEN
               WALTER GALDENZI, PURCHASER, AND HENRY F. SCHLUETER,
             JERRY BURDEN, FREDERICK A. HUTTNER AND THE HUTTNER IRA,
                           AND DAVID GREGAREK, SELLERS




         For mutual consideration received, the parties agree as follows:

     In view of certain delays which have occurred in completing requirements under the Agreement, the parties have agreed to extend the closing date to April 28, 1999. All of such requirements have been completed as of April 28, 1999, and closing under the Agreement is deemed by all parties to have occurred on April 28, 1999.

Sellers:                                       Purchaser:



by:  ___________________________               _______________________________